UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2009
Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2728 N. Harwood Street, Dallas, Texas 75201
(Address of principal executive offices)(zip code)
(214) 981-5000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 18, 2009, Pulte Homes, Inc. (“Pulte”) completed the acquisition of Centex Corporation (“Centex”) through the merger of Pulte’s merger subsidiary with and into Centex (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of April 7, 2009 among Pulte, Pi Nevada Building Company and Centex (the “Merger Agreement”). As a result of the Merger, Centex became a wholly owned subsidiary of Pulte. A copy of the press release announcing the results of the Pulte and Centex shareholder meetings is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
As a result of the Merger, each outstanding share of Centex common stock and restricted stock, other than shares owned by Pulte, its merger subsidiary or Centex, was converted into the right to receive 0.975 of a share (the “Exchange Ratio”) of Pulte common stock (plus cash in lieu of fractional shares). Additionally, each outstanding Centex stock option was converted into a vested Pulte stock option, with adjustments to reflect the Exchange Ratio, each outstanding Centex restricted or deferred stock unit was converted into a restricted or deferred stock unit with respect to Pulte common stock, with adjustments to reflect the Exchange Ratio, and each outstanding Centex performance unit award was converted into an amount in cash reflecting the fair market value of Centex common stock immediately prior to the effective time of the Merger.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 18, 2009, in connection with the Merger, Centex notified the New York Stock Exchange (“NYSE”) of its intent to remove its common stock from listing and requested that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “Commission”) to delist and deregister its common stock.
Item 5.01 Change in Control of the Registrant.
The information required by Item 5.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 18, 2009, all of the members of the Centex board of directors resigned and were replaced by Richard J. Dugas, Jr., Roger A. Cregg and Steven M. Cook, pursuant to the terms of the Merger Agreement. Additionally, Timothy R. Eller, Catherine R. Smith, Joseph A. Bosch, Brian J. Woram and Mark D. Kemp resigned from their positions as officers of Centex. Following the completion of the Merger, Mr. Dugas was appointed as President, Roger A. Cregg was appointed as the Executive Vice President and Chief Financial Officer, Steven M. Cook was appointed as Senior Vice President and Secretary and Michael J. Schweninger was appointed as Vice President and Controller.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.
On August 18, 2009, pursuant to the Merger Agreement, the articles of incorporation and bylaws of Pulte’s merger subsidiary became the articles of incorporation and bylaws of Centex. Copies of Centex’s articles of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (d) Exhibits.

3.1	Amended and Restated Articles of Incorporation of Centex Corporation

3.2	Bylaws of Centex Corporation

99.1	Press Release dated August 18, 2009

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CORPORATION

Dated: August 18, 2009	By:	/s/ Steven M. Cook

	Name:	Steven M. Cook
	Title:	Senior Vice President and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Articles of Incorporation of Centex Corporation

3.2	Bylaws of Centex Corporation

99.1	Press Release dated August 18, 2009